Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):

BlackRock High Yield Trust (BHY),
BlackRock High Income Portfolio (Ins - Series) (BVA-HI),
BlackRock Credit Allocation Income Trust I,Inc. (PSW),
BlackRock Strategic Bond Trust (BHD),
BlackRock Senior High Income Fund,Inc. (ARK),
BlackRock Credit Allocation Income Trust III (BPP),
Managed Account Series:  High Income Portfolio (BATS-HINC),
BlackRock High Income Shares (HIS),
BlackRock High Income V.I. Fund (Ins - Var Ser) (BVA-HY),
AST BlackRock Global Strategies Portfolio-US High Yield (PRU-AA-HY), BlackRock Debt Strategies Fund,Inc. (DSU),
BlackRock Credit Allocation Income Trust II,Inc. (PSY),
BlackRock Corporate High Yield Fund,Inc. (COY),
BlackRock Corporate High Yield Fund III, Inc. (CYE),
BlackRock Limited Duration Income Trust (BLW),
BlackRock Credit Allocation Income Trust IV
   - Preferred Sleeve (BTZ-PREF),
BlackRock Corporate High Yield Fund V,Inc. (HYV),
BlackRock Corporate High Yield Fund VI,Inc. (HYT),
MIST BlackRock High Yield Portfolio (MIST-HY),
BLACKROCK LONG DURATION BOND PORTFOLIO (BR-LONG),
BlackRock High Income Fund (BR-HIINC),
BlackRock High Yield Bond Portfolio (BR-HIYLD)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
06/08/2011

Security Type:
BND/CORP

Issuer
ARCH COAL INC. (2021)

Selling Underwriter
MORGAN STANLEY & CO LLC

Affiliated Underwriter(s)
 PNC

List of Underwriter(s)
Morgan Stanley & Co. LLC, PNC Capital Markets LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, RBS Securities Inc., Citigroup Global Markets Inc., BMO Capital Markets Corp., Credit Agricole
Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Mitsubishi UFJ Securities (USA), Inc., Natixis
Securities North America Inc.,  Santander Investment Securities
Inc., U.S. Bancorp Investments, Inc., Banco Bilboa Vizcaya
Argentaria, S.A., FBR Capital Markets & Co., Morgan Keegan &
Company, Inc., RBC Capital Markets, LLC

Transaction Details

Date of Purchase
06/08/2011

Purchase Price/Share(per share / % of par)
100

Total Commission, Spread or Profit
2%

1.	Aggregate Principal Amount Purchased (a+b)
$90,000,000

a.	US Registered Funds
     (Appendix attached with individual Fund/Client purchase)
$30,640,000

b.	Other BlackRock Clients
$59,360,000

2.	Aggregate Principal Amount of Offering
$1,000,000,000

Fund Ratio

[Divide Sum of #1 by #2]
Must be less than 0.25  (unless securities are Government Securities)
0.0900



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering---[Issuer must
 have 3 years of continuous operations]
[X] Eligible Rule 144A Offering [Issuer must
 have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must
 have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must
 have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Abhishek anchal               Date:  07/11/2011
Global Syndicate Team Member


Approved by:
Odette Rajwan                 Date:  07/11/2011
Senior Global Syndicate Team Member





Definitions

 Term AND Definition

Fund Ratio
Number appearing at the bottom of page 1 of 2 of the Rule 10f-
3 Report form. It is the sum of the Funds' participation in the offering divided by the total amount of the offering.

Eligible Foreign Offering
The securities are sold in a public offering conducted under the laws of a country other than the United States and
(a)	the offering is subject to regulation in such country
by a "foreign financial regulatory authority," as
defined in Section 2(a)(50) of the Investment Company
Act of 1940;
(b)	the securities were offered at a fixed price to all
purchasers in the offering (except for any rights to
purchase securities that are required by law to be
granted to existing security holders of the issuer);
(c)	financial statements, prepared and audited as
required or permitted by the appropriate foreign
financial regulatory authority in such country,
for the two years prior to the offering, were made
available to the public and prospective purchasers in connection with the offering; and
(d)	if the issuer is a "domestic issuer," i.e.,
other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Eligible Municipal Securities
The securities are direct obligations of, or obligations guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code.
(a)	with respect to ratings, the securities
(1)	have received an investment grade rating
from at least one nationally recognized
statistical rating organization ("NRSRO");
or
(2)	have received one of the three highest ratings
from an NRSRO, if the issuer of the municipal securities, or the entity supplying the revenue or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors.
(b) The purchases of municipal securities, if any, were not designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering
The securities are sold in an offering where
(a)	the securities are offered or sold in transactions
exempt from registration under Section 4(2) of the
Securities Act of 1933, Rule 144A thereunder, or Rules
501-508 thereunder;
(b)	the securities were sold to persons that the seller and
any person acting on behalf of the seller reasonably
believe to include qualified institutional buyers, as
defined in Rule 144A ("QIBs"); and
(c)	the seller and any person acting on behalf of the
seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A

Government Securities Offering
The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing

U.S. Registered Public Offering.
The securities offered are registered under the Securities
Act of 1933 that are being offered to the public.